Exhibit 1.01
Conflict Minerals Report of Levi Strauss & Co. in Accordance with Rule 13p-1 under the
Securities Exchange Act of 1934 for the Year Ended December 31, 2021
This report has been prepared by Levi Strauss & Co. (herein referred to as the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Please refer to the Rule, the 1934 Act Release No. 34-67716 and Form SD for definitions of terms used in this report, unless otherwise defined herein.
We are one of the world’s largest brand-name apparel companies. Under our Levi's®, Dockers®, Signature by Levi Strauss & Co.™ and Denizen® brands, we design, market and sell – directly or through third parties and licensees – products that include jeans, casual and dress pants, tops, shorts, skirts, dresses, jackets, footwear, and related accessories for men, women and children around the world. Our newest brand, Beyond Yoga®, acquired in 2021, is a body positive, premium athleisure apparel brand focused on quality, fit and comfort for all shapes and sizes. We conducted an analysis of our products, including those that are contracted to be manufactured, and found that small quantities of tin, tantalum, tungsten or gold (collectively, “3TG”) are found in certain apparel and accessories products that we manufacture or contract to be manufactured.
Reasonable Country of Origin Inquiry and Due Diligence
Overview: 3TG are necessary to the functionality of certain apparel and accessories products (described above in more detail) that the Company manufactures or contracts to be manufactured (“In-Scope Products”). For calendar year 2021, the Company took the following actions:
•conducted a reasonable country of origin (“RCOI”) inquiry regarding 3TG used in the In-Scope Products that was reasonably designed to determine whether any of the 3TG originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or is from recycled or scrap sources; and
•exercised due diligence on the source and chain of custody of the 3TG used in the In-Scope Products.
We have established a management system to support supply chain due diligence related to 3TG. Our management system includes a team of subject matter experts from functions such as supplier management, finance, law, global corporate citizenship, and our international organization (collectively, the “Internal Team”). The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.
Our due diligence measures conformed, in all material respects, to the due diligence framework described by the Organization for Economic Co-operation and Development in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related Supplements for 3TG (“OECD Guidance”).
In accordance with the OECD Guidance, in 2013 we adopted a conflict minerals policy related to sourcing of products that contain 3TG. We updated our policy in 2022. A copy of our Responsible Minerals Sourcing Policy is available on our website at: https://www.levistrauss.com/how-we-do-business/sustainability-resources-and-commitments. Additionally, in 2021 our due diligence exercise included: 1) review and assessment of risks in the supply chain; and 2) a strategy to continue identifying and responding to risks in the supply chain, including implementation of internal measures to strengthen company engagement with existing suppliers and ensuring as we engage with new suppliers that such new suppliers are prohibited from supporting or sourcing In-Scope Products from sources that support conflict in the Covered Countries.
Work with Suppliers: We do not have any direct relationships with 3TG smelters and refiners and as such do not source directly from any 3TG smelters and refiners.
Because of the complexity and size of our supply chain, we developed a risk-based approach that focused on our “major suppliers,” which fall into the following categories: independent contract manufacturers, sundry and finished goods suppliers and licensees. We believe this was a reasonable approach because there is relatively little variation in our largest independent contract manufacturers, suppliers and licensees from year to year.
•Independent Contract Manufacturers: We source nearly all of our products through independent contract manufacturers. The remainder are sourced from our company-operated manufacturing and finishing plants. We use numerous independent contract manufacturers located throughout the world for the production and finishing of our products. Our company-operated manufacturing and finishing plants source any 3TG materials incorporated into our products from our sundry and finished goods suppliers.
•Sundry and Finished Goods Suppliers: Additionally, we have relationships with a vast network of sundry and finished goods suppliers throughout the world.
•Licensees: The appeal of our brands across consumer groups and our global reach enables us to license our Levi’s® and Dockers® trademarks for a variety of product categories in multiple markets in the Americas, Europe and Asia Pacific regions, including footwear, belts, wallets and bags, outerwear, sweaters, dress shirts, kidswear, sleepwear and hosiery. In addition to product category licenses, we enter into regional license agreements with third parties to produce, market and distribute our products in several countries around the world, including various Latin American, Middle Eastern and Asia Pacific countries. We enter into licensing agreements with our licensees covering royalty payments, product design and manufacturing standards, the marketing and sale of licensed products, and the protection of our trademarks. We require our licensees to comply with our code of conduct for contract manufacturing.
Given the complexity of our supply chain, there are generally multiple tiers between the 3TG mines and the ultimate downstream suppliers from which we purchase materials for our products. Consequently, we rely on our suppliers to work with their upstream suppliers to obtain information regarding the origin of any 3TG materials included in the products that we contract for manufacture and purchase, as applicable. In 2021, we sourced apparel, accessories and footwear from contractors located in approximately 40 countries around the world. We sourced products in North and South Asia, the Americas, Europe and Africa.
A third-party service provider (the “Service Provider”) requested that all identified suppliers provide information regarding 3TG and smelters using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and information about its supply chain such as the origin of the 3TG in the products provided by the supplier.
The Service Provider reviewed the responses against certain criteria to determine which respondents required further engagement. This review entailed, among other actions: (a) analysis of steps taken by the supplier to identify 3TG in its own supply chain, (b) identification of incomplete responses from suppliers, as well as (c) examination to identify inconsistencies among the data reported by the surveyed suppliers. The Service Provider followed up and worked directly with each supplier, as necessary, in an effort to secure revised or clarified responses.
Smelters and Refiners Identified
As a result of the Company’s RCOI and conflict minerals due diligence, 78 suppliers provided completed CMRTs to the Company. The Company’s suppliers identified approximately 226 smelters and refiners from which they source conflict minerals that appear on the RMI’s Standard Smelter List, and of those smelters and refiners, approximately 212 smelters and refiners, or approximately 93%, have successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process standard or an equivalent cross-recognized assessment. Attached as Addendum A to this report is a list of the smelters and refiners identified by our suppliers that appear on the RMI’s Standard Smelter List. We were not able to determine the countries of origin or the mines or locations of origin of the conflict minerals sourced from such smelters and refiners. The Company has not voluntarily elected to describe any of its In-Scope Products as “DRC conflict free,” and therefore an independent private sector audit of this report has not been conducted.
Smelter and refiner status is provided as of April 28, 2022.
The Company’s Form SD and this report will be publicly available at https://investors.levistrauss.com/financials/sec-filings/ upon the filing of this report.
Steps to Be Taken to Mitigate Risk:
We intend to continue to take the following steps to improve the due diligence conducted to further mitigate the risk that the 3TG used in our In-Scope Products finances or benefits armed groups in the Covered Countries:
•Include a conflict minerals flow-down clause in new or renewed supplier, contract manufacturing and license agreements.

•Engage with suppliers to obtain more current, accurate and complete information about our 3TG supply chain.
•Continue to drive a higher response rate and more complete responses from our suppliers.
•Engage with our suppliers to encourage further standardized reporting of the sources of 3TG using the CMRT.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Addendum A
Smelters and Refiners Identified by Suppliers

Metal	Smelter or Refiner Name	ID
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nihon Material Co., Ltd.	CID001259

Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	PAMP S.A.	CID001352
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	T.C.A S.p.A	CID002580
Gold	8853 S.p.A.	CID002763
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Safimet S.p.A	CID002973
Gold	Advanced Chemical Company	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Cendres + Metaux S.A.	CID000189
Gold	Chugai Mining	CID000264
Gold	DSC (Do Sung Corporation)	CID000359
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	Global Tungsten & Powders Corp.	CID000568
Gold	LT Metal Ltd.	CID000689
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Japan Mint	CID000823
Gold	JSC Uralelectromed	CID000929
Gold	Kazzinc	CID000957
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Materion	CID001113
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498

Gold	Samduck Precious Metals	CID001555
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Torecom	CID001955
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Xiamen Tungsten Co., Ltd.	CID002082
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	SAFINA A.S.	CID002290
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	REMONDIS PMR B.V.	CID002582
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Marsam Metals	CID002606
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	SAAMP	CID002761
Gold	L'Orfebre S.A.	CID002762
Gold	Italpreziosi	CID002765
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	AU Traders and Refiners	CID002850
Gold	Bangalore Refinery	CID002863
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917

Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET Blue Metals	CID002539
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Alpha	CID000292

Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001175
Tin	Minsur	CID001182
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	Rui Da Hung	CID001539
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Metallo Belgium N.V.	CID002773
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834
Tin	PT Menara Cipta Mulia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	PT Bangka Serumpun	CID003205
Tin	Tin Technology & Refining	CID003325
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Mineracao Taboca S.A.	CID001173
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Prima Timah Utama	CID001458
Tin	Soft Metais Ltda.	CID001758

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Metallo Spain S.L.U.	CID002774
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645

Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Moliren Ltd.	CID002845
Tungsten	KGETS Co., Ltd.	CID003388
Tungsten	Lianyou Metals Co., Ltd.	CID003407